Exhibit 99.3

RETENTION BENEFIT AGREEMENT

This Retention Benefit Agreement (“Agreement”) , dated ______, 2015, by and between Lumber Liquidators, Inc. (“LL”) and/or its affiliated entity(ies) (collectively and, where applicable, individually, the “Company”) and ______________ (“Employee”), states as follows:

RECITALS:

WHEREAS Employee is employed by the Company on an at-will basis;

WHEREAS, Company desires to retain Employee’s at-will employment and incentivize Employee’s future faithful service to, and best efforts in the performance of Employee’s duties on behalf of, the Company; and

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

AGREEMENT:

1.           Retention Bonus. In the event Employee remains an employee in Good Standing for and throughout the duration of the Retention Period, the Company shall pay to Employee a lump sum payment of [AMOUNT] (the “Retention Bonus”). The Retention Bonus shall be paid pursuant to the Company’s normal payroll procedures on the first regular pay period following the conclusion of the Retention Period. Neither the Retention Bonus, nor any portion thereof, shall be due or payable if Employee ceases, for any reason, to be an employee in Good Standing at any time prior to the conclusion of the Retention Period, and Employee shall not have a right to any payment under this Agreement whatsoever.

2.           Definitions. For purposes of this Agreement,

i.          “Retention Period” shall mean the period of time beginning with the execution of this Agreement and concluding at 11:59 p.m. on [DATE].

ii.         “Good Standing” shall mean that Employee has, at all times since the start of the Retention Period, well and faithfully served the Company to the best of Employee’s abilities, used Employee’s best efforts to perform Employee’s duties, and promoted, developed, and extended the interests of the Company. Examples of events that will cause Employee to immediately and permanently cease to be in “Good Standing” include, among other things, (a) Employee’s resignation, the Company’s termination of Employee’s employment, or the cessation of Employee’s employment with the Company at any time and for any reason, (b) the Company’s determination, at its sole discretion, that Employee has: exhibited dishonesty, engaged in fraud, exhibited willful or repeated misconduct or gross negligence, breached a fiduciary duty to the Company, failed or refused to adequately perform Employee’s duties, acted or failed to act so as to materially diminish or impair the goodwill or reputation of the Company, and/or violated a Company policy, (c) Employee’s material noncompliance with financial reporting requirements under federal securities laws, (d) Employee’s conviction of or plea of guilty or “no contest” to a felony or crime of moral turpitude under the laws of the United States or any state thereof, (e) the Company’s placement, at its sole discretion, of Employee on a performance improvement plan, disciplinary warning, or similar plan or notice, and/or (f) any material breach by Employee of this Agreement or any other contract or agreement with the Company.

3.          Employment At-Will. Nothing in this Agreement shall alter the at-will status of Employee’s employment and Employee’s employment may be terminated, for any lawful reason, with cause or without cause, by either Company or Employee, at any time with or without notice.

4.          Withholding Taxes. Employee hereby agrees that the Company will deduct from the payments in Sections 1 all withholding taxes and other payroll deductions that the Company is required by law to make from wage payments to employees.

5.          Execution of Documents. Each of the parties hereto shall execute any and all further documents and perform any and all further acts reasonably necessary or useful in carrying out the provisions of this Agreement.

6.          Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

7.          Entire Agreement. This Agreement contains the entire understanding of the parties concerning the subjects herein. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by all parties.

8.          Successorship. It is the intention of the parties that the provisions hereof are binding upon, and inure to the benefit of, the parties, their employees, affiliates, agents, heirs, estates, successors and assigns forever.

9.          Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

10.        Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be fully and finally settled by arbitration administered by the American Arbitration Association in accordance with its National Rules for the Arbitration of Employment Disputes then in effect (“AAA Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by one arbitrator either mutually agreed upon by the Company and Employee or chosen in accordance with the AAA Rules. The place of arbitration shall be the City of Richmond, Virginia. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have freely and voluntarily executed this Agreement in a manner so as to be binding on the dates stated below.

EMPLOYEE

Date	EMPLOYEE NAME

LUMBER LIQUIDATORS, INC.

By:
Date
Its:

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